UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of RPT Realty (the “Company”) held on April 28, 2021 (the “2021 Annual Meeting”), the Company’s shareholders approved the Amended and Restated 2019 Omnibus Long-Term Incentive Plan (the “Plan”), which increases the aggregate number of common shares of beneficial interest of the Company (the “Shares”) available for issuance under the Plan by 1,600,000 Shares, from 3,500,000 to 5,100,000 Shares. The Plan also removes the limit on the number of Shares that may be granted to any person in a calendar year, amended the minimum vesting period to add limited carevouts and revised the amendment provision to provide the Board with full authority to amend the Plan, except with respect to option repricing, with amendments to be subject to shareholder approval to the extent determined by the Board.

The Plan prohibits the repricing of options and share appreciation rights without the approval of the shareholders, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or exchanging any outstanding option or share appreciation right with cash or other awards.

The Plan is effective as of April 28, 2021, the date that the Plan was approved by the Company's shareholders. The Board may terminate or amend the Plan at any time and for any reason. Unless terminated earlier, the Plan will terminate with respect to the grant of new awards on April 28, 2031.

The foregoing summary is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting, the shareholders of the Company: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2022 and until their successors are duly elected and qualify; (2) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021; (3) voted against, on an advisory basis, the compensation of our named executive officers; and (4) approved the Plan. Votes representing approximately 92.2% of our outstanding shares were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Federico	69,027,296	1,865,840	3,902,545
Arthur H. Goldberg	52,795,978	18,097,158	3,902,545
Brian L. Harper	69,613,263	1,279,873	3,902,545
Joanna T. Lau	69,613,533	1,279,603	3,902,545
David J. Nettina	69,403,579	1,489,557	3,902,545
Laurie M. Shahon	68,935,705	1,957,431	3,902,545
Andrea M. Weiss	68,830,441	2,062,695	3,902,545

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,497,316	285,244	13,121	—

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,449,569	54,223,024	220,543	3,902,545

Proposal 4 – Approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,035,625	2,624,006	233,505	3,902,545

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

*10.1	Amended and Restated 2019 Omnibus Long-Term Incentive Plan effective as of April 28, 2021.
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	April 30, 2021	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer